Exhibit 10.16

Health Enhancement Products, Inc.,

a Nevada corporation

Not Transferable Or Exercisable Except

Upon Conditions Herein Specified

WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

WARRANT TO PURCHASE 833,333 SHARES

Health Enhancement Products, Inc., a Nevada corporation (the "Company") hereby certifies that, as of January 27, 2012, The Venture Group, LLC (the “Holder”), and the Holder’s registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof, for value received, is entitled to purchase from the Company FIVE HUNDRED FIFTY THREE THOUSAND THREE HUNDRED THIRTY THREE (553,333) fully paid and nonassessable shares (the “Shares”) of common stock of the Company, par value of one-tenth cent ($.001) per Share, (the "Common Stock") at the purchase price equal to twelve cents ($.12) per share (as adjusted as hereinafter set forth (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

1.

Exercise of Warrants.

(a)

Cash Exercise.  Subject to Section 1 (d) hereof, upon presentation and surrender of this Warrant with the Purchase Form in the form of Exhibit A hereto duly executed, at the principal office of the Company at 7 West Square Lake Rd., Bloomfield Hills, MI 48302, or at such other place as the Company may designate by notice to the Holder hereof, together with a wire transfer or certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of  Shares being purchased, the Company shall promptly deliver to the Holder hereof, certificates representing the Shares being purchased.

(c)

Installments.  Subject to Section 1 (d) hereof, this Warrant may be exercised in whole or in part in installments of not less than one thousand (1,000) Shares each; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

(d)

Expiration. This Warrant may be exercised in whole or in part at any time prior to the third anniversary of the date of issuance of this Warrant (the "Expiration Date"), provided that at the time of each exercise the requirements of all applicable statutes regarding the exercise of this Warrant and the issuance of the Shares are met and satisfied.  After the Expiration Date or any exercise of this Warrant in whole, this Warrant shall terminate and be null, void and of no further force or effect.

2.

Exchange and Transfer of Warrant.  This Warrant (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such transferee Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, and (b) may be sold, transferred, hypothecated, or assigned, in whole or in part, but only upon compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company).

3.

Rights and Obligations of Warrant Holder.

(a)

The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price, was made pursuant to the terms of this Warrant, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof.  In addition, the Holder of this Warrant, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

(b)

No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon any Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

4.

Shares Underlying Warrants.  The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. The Company further covenants and agrees that, at all times prior to the Expiration Date, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock as shall be sufficient to permit the exercise in full of this Warrant and, should the need in the future arise, the Company shall again take such actions as are necessary to authorize the requisite number of shares of Common Stock to permit the exercise in full of this Warrant.

5.

Disposition of Warrants or Shares.

(a)

The Holder of this Warrant and any transferee hereof or of the Shares issuable upon the exercise of the Warrant, by their acceptance hereof, hereby understand and agree that this Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel reasonably satisfactory to the Company and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

(b)

The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws (collectively referred to as the “Acts”) and are being offered and sold in reliance on exemptions from the registration requirements of the Acts.  The securities have been acquired for investment purposes only and without a view to distribution.  The securities may not be resold or transferred except (i) upon registration pursuant to the Acts, (ii) pursuant to an available exemption from the respective registration provisions of the Acts, or (iii) upon receipt by the issuer of an opinion of acceptable counsel that registration under the Acts, or any of them, is not required for such resale.”

Except as provided in Section 9 of this Warrant, the Company has not agreed to register any of the Shares with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act or the State Acts, and the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the Shares with respect to which this Warrant may be exercised. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission (the "SEC"), the Shares may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of Shares with respect to which this Warrant may be exercised that may be sold.

6.

Adjustments.  The number of Shares issuable upon the exercise of this Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

(a)

In case the Company shall: (i) pay a dividend in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of its capital stock, then, the number of Shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant that number of Shares which the Holder would have owned or would have been entitled to receive after the happening of such event had the Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to shares exercised between such record date or effective date and the date of  happening of any such event.

(b)

Reserved.

(c)

In case the Company shall pay a dividend or make a distribution of shares of its capital stock (other than Shares), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the Company, (ii) distributions relating to subdivisions and combinations covered by Section 6(a), (iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 6(d) and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Convertible Securities), then in each such case (A) the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding multiplied by the Current Market Price per Share on the record date mentioned below, less (y) the fair market value (as determined by the Board of Directors of the Company or any duly authorized committee thereof) as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, and the denominator of which shall be the total number of shares of Common Stock then outstanding multiplied by the Current Market Price per Share on the record date mentioned below. Such adjustment shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

In the event of a distribution by the Company of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price, the Holder of this Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6.

(d)

If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as provided in Section 6(a)), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance not taken place.  In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of Shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall (1) assume by written instrument executed and sent to each registered Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (2) deliver to the registered Holder an opinion of counsel, in form and substance reasonably satisfactory to such Holder, to the effect that such written instrument has been duly authorized, executed and delivered by such successor corporation and constitutes a legal, valid and binding instrument enforceable against such successor corporation in accordance with its terms (except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles or equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)), and to such further effects as such Holder may reasonably request.

(e)

For the purpose of any computation under this Warrant, the “Current Market Price” per Share at any date shall be: (i) if the Shares are listed on any national securities exchange, the average of the daily closing prices for the 60 consecutive business days commencing 2 business days before the day in question (the "Trading Period"); (ii) if the Shares are not listed on any national securities exchange but are quoted on the  Nasdaq Stock Market (“Nasdaq”) or on the Financial Industry Regulatory Authority’s OTC Bulletin Board (“OTCBB”), the average of the high and low bids as reported by NASDAQ or the OTCBB for the Trading Period; and (iii) if the Shares are neither listed on any national securities exchange nor quoted on Nasdaq or the OTCBB, the higher of (x) the exercise price then in effect, or (y) the greater of the tangible book value per share of Common Stock as of the end of the Company's immediately preceding fiscal year, or the price per share of Common Stock paid, determined or agreed upon in the most recent sale, disposition or transfer, or agreement therefor, of the Common Stock of the Company.

(f)

No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

(g)

Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

7.

Fractional Shares.  The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

8.

Repurchase.  The Company shall have no right to repurchase this Warrant or the Shares which may be purchased under this Warrant.

9.

Reserved.

10.

Loss or Destruction.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11.

Survival.  The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant.

12.

Representations of Holder.  The Holder represents and warrants to the Company as follows:

(a)

The Holder may receive this Warrant free and clear of any restriction, agreement, claim or other impediment and the Holder is free to exercise this Warrant in accordance with the terms and conditions set forth in this Warrant; and

(b)   The execution and delivery of this Warrant to the Holder by the Company does not constitute a breach or default under any other agreement, contract or arrangement which is binding upon the Holder.

13.

Notices.  Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered if personally delivered, sent by overnight courier (provided proof of delivery on the date such notice, purchase price or other communication is received) or sent by telecopy (provided a confirmation of transmission is received);; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

14.

Successors.  This Warrant shall be binding upon any successors or assigns of the Company and upon any heirs, successors or assigns of the Holder.

15.

Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada.

16.

Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

17.

Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal US Federal holiday , then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

18.

Attorney's Fees.  In the event that any dispute among the parties to this Warrant should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, Health Enhancement Products, Inc. has caused this Warrant to be executed and attested under seal by its officers thereunto duly authorized as of the 27day of January, 2012.

WITNESS:

Health Enhancement Products, Inc.

_______________________

By: /s/ Philip Rice

      Philip M. Rice, II, CFO

EXHIBIT A

PURCHASE FORM TO BE EXECUTED

UPON CASH EXERCISE OF WARRANT

Health Enhancement Products, Inc.

7 West Square Lake Rd.

Bloomfield Hills, MI 48302

The undersigned hereby irrevocably elects to exercise, on a cash exercise basis, the attached Warrant, according to the terms and conditions thereof, to the extent of ___________ shares of Common Stock, and hereby tenders $_________ in full payment of the purchase price in accordance with Section 1(a) of the Warrant.

Date: ________________________

______________________________

*  *  *  *  *

The Common Stock certificates are to be issued as indicated below:

Name

Address

  SSN/Tax ID

  No. Shares